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                                                                      Exhibit 23
                                                                      ----------



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Norwest Corporation:


We consent to incorporation by reference of our report dated January 15, 1998 relating to the consolidated balance sheets of Norwest Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, Form 10-K of Norwest Corporation, in the following Registration Statements of Norwest Corporation: Nos. 033-10820, 033-11438, 033-21484, 033-21485, 033-35162, 033-38767, 033-42198, 033-50305, 033-50307, 033-
50309, 033-50311, 033-65007, 033-65009, 333-02485, 333-09413 and 333-12423 on
Form S-8, Nos. 033-50435, 033-59629, 033-61045, 033-63911, 333-01737, 333-02309,
333-03573, 333-09489 and 333-12925 on Form S-3 and No. 333-40989 on Form S-4.


                                                       /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
February 27, 1998